STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2007, by and among AGFEED INDUSTRIES, INC., a Nevada Corporation (the “Buyer”), and Huaping Yang and Hongyun Luo (the “Sellers”), being the holders of ninety percent (90%) of the issued and outstanding shares of LUSHAN BREEDER PIG FARM CO., LTD (the “Company”), a Peoples Republic of China company located in HuaLin Town of XingZi County in JiangXi Province.

RECITALS

The Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, ninety percent (90%) of the issued and outstanding shares of the common stock of the Company (the “Shares”), pursuant to the terms and conditions set forth in this Agreement. Both Buyer and Sellers acknowledge that Buyer intends to promptly assign the Shares, once purchased, to Nan Chang Best Animal Husbandry Co., Ltd, a wholly owned subsidiary of Buyer (the Sub”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AGREEMENT TO PURCHASE AND SELL STOCK

1.1. Agreement to Purchase and Sell. The Sellers agrees to sell to Buyer at the Closing, and Buyer agrees to purchase from the Sellers at the Closing the Shares for an aggregate purchase price of RMB20,112,020 (equivalent of US$2,699,600 at US$1 = RMB7.45) (the “Purchase Price”). The Shares purchased and sold pursuant to this Agreement will be collectively referred to as the “Purchased Shares.”

2. CLOSING. The Closing hereunder (the “Closing”) shall take place following this Agreement’s execution at a time and place mutually agreed by the parties (the “Closing Date”).

3. REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY. Sellers and the Company each, jointly and severally, hereby represent and warrant to the Buyer that the statements in the following paragraphs of this Section 3 are all true and correct as of the date hereof and as of the Closing Date:

3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Peoples Republic of China and has all requisite corporate power and authority to lease and/or own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

3.2. Capitalization. Immediately prior to the Closing, the Sellers shall own free and clear all Shares to be sold to Buyer, and that collectively they own ninety percent (90%) of the Company’s common stock on a fully dilutive basis. There are no options, warrants, or other securities outstanding that dilute Sellers’ Share ownership interest below ninety percent (90%) of the common stock issued and outstanding.

3.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

3.4. Due Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement has been taken or will be taken prior to the Closing Date, and this Agreement, when executed, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.5. Valid Transfer of Shares. Sellers will take all necessary steps to transfer or otherwise effect registration of full and complete ownership of the Shares to Buyer or Sub to effectuate the purposes of this Agreement.

3.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

3.7. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the best of the Company’s and Sellers’ Knowledge (as defined below), currently threatened against the Company, its activities, properties or assets or, to the best of the Company’s and Sellers’s Knowledge, against any shareholder, officer, director or employee of the Company in connection with such shareholder’s, officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company. To the best of the Company’s and Sellers’ Knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company’s and Sellers’ Knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company’s employees or consultants, their use in connection with the Company’s business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate. For the purposes of this Agreement, “Knowledge” means (i) the actual knowledge of such party’s shareholders, partners, officers, directors, principals, affiliates or agents; and (ii) the knowledge that a prudent business person would have obtained in the conduct of his or her business after making reasonable inquiry and exercising reasonable diligence with respect to the particular matter in question.

3.8. Status of Proprietary Assets.

(a) Ownership. To the best of the Company’s and Sellers’ Knowledge, the Company has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively referred to as the “Proprietary Assets”) necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. To the best of the Company’s and Sellers’ Knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company’s Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

(b) Licenses; Other Agreements. The Company has not granted, and, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

(c) No Infringement. To the best of the Company’s and Sellers’ Knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

3.9. Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its governing and constituent documents that established the Company and to the best of the Company’s and Sellers’ Knowledge, the Company is in compliance in all material respects with all applicable statutes, laws, regulations and executive orders of the Peoples Republic of China, and all states, provinces, foreign countries or other governmental bodies and agencies having jurisdiction over the Company’s business or properties. The Company has not received any notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a violation of or default under the Company’s governing and constituent documents, or any agreement or contract of the Company, or, to the best of the Company’s and Sellers’ Knowledge, result in a violation in any material respect of any such statutes, laws, regulations or orders (whether judicial, administrative or executive), or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

3.10. Material Agreements.

(a) List of Material Agreements. The Company and Sellers have disclosed a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which the Company is a party or is bound that, individually or in the aggregate, are material to the business, properties, financial condition, results of operation, affairs or prospects of the Company (“Material Agreements”) to Buyer’s management.

(b) No Breach. The Company has not breached, nor does the Company or Sellers have any Knowledge of any claim or threat that the Company has breached, any term or condition of (i) any Material Agreement disclosed to Buyer’s management or (ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition, results of operations or affairs or prospects of the Company. Each Material Agreement disclosed to Buyer’s management is in full force and effect and, to the Company’s and Sellers’ Knowledge, no other party to such Material Agreement is in default thereunder. The Company is not a party to any agreement that restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

3.11. Title to Property and Assets. Except for the RMB4,919,980 (equivalent of US$660,400 at US$1 = RMB7.45) debt owed by the Company (the “Debt”), which will be paid-off by Buyer upon the Closing, the Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company’s and Sellers’ Knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

3.12. Financial Statements.  Attached to this Agreement as Schedule 1.0 are audited financial statements (“Financial Statements”). Such Financial Statements (a) are in accordance with the books and records of the Company in all material respects; (b) are true, correct and complete in all material respects and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except, as to the unaudited financial statement, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Company’s material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitations, absolute liabilities, accrued liabilities, and contingent liabilities). The Company has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business.

3.13. Certain Actions. Since preparation of the Financial Statements, the Company has not: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of US$5,000 or in excess of US$10,000 in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (d) entered into any transactions with any of its shareholders, officers, directors or employees or any entity controlled by any of such individuals.

3.14. Environmental Matters.

(a) To the Company’s and Sellers’ Knowledge, none of the Company’s properties or facilities is in material violation of any governmental law relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company has owned or leased its properties and facilities, neither the Company nor, to the Company’s and Sellers’ Knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any hazardous materials.

(b) During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or, to the Company’s and Sellers’ Knowledge, threatened against the Company, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of such properties or facilities.

3.15. No Material Undisclosed Liabilities.

(a) There is no liability or obligation of the Company of any nature, whether absolute, accrued, contingent, or otherwise, in the amount of US$5,000 or more individually, or US$10,000 or more in the aggregate, other than the liabilities and obligations that are fully reflected, accrued or reserved against on the balance sheets of the Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices.

(b) The Company is not signatory to, and is not in any manner a guarantor, endorser, assumptor or otherwise primarily or secondarily liable for or responsible for the payment of, any notes payable or other obligations other than those set forth in the Financial Statements.

3.16. Accounts Receivable. The accounts receivable of the Company reflected on the Financial Statements represent usual, customary and reasonable charges for services actually rendered or equipment and supplies sold and delivered, are valid and enforceable claims for services rendered and/or goods supplied by the Company and are not subject to any defenses, offsets, claims or counterclaims of any kind. To the best of the Company’s and Sellers’s Knowledge, such receivables are current and collectible net of any reserves shown in the Financial Statements (which reserves are adequate and were calculated consistent with past practice).

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF BUYER. The Buyer each hereby, severally and not jointly, represent and warrant to, and agree with, the Company that:

4.1. Authorization. Buyer is a legally registered company in good standing in the State of Nevada. This Agreement constitutes Buyer’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Buyer represents that it has full power and authority to enter into this Agreement.

4.2. Purchase Purpose. The Purchased Shares to be purchased by Buyer will be acquired for purposes of owning and operating the Company’s business.

5. CONDITIONS TO BUYER’S OBLIGATIONS AT CLOSING. The obligations of Buyer to the Company under this Agreement are subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions, the waiver of which shall not be effective against the Buyer if the Buyer does not consent to such waiver, which consent may be given by written communication to the Company or its counsel:

5.1. Representations and Warranties. Each of the representations and warranties of the Company and Sellers contained in Section 3 shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

5.4. No Defaults. The Company shall not be in default in any material respect under any Material Agreement to which it is a party.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company and Sellers to the Buyer under this Agreement are subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions, the waiver of which shall not be effective against the Company if the Company does not consent to such waiver, which consent may be given by written communication to the Buyer or its counsel:

6.1. Representations and Warranties. The representations and warranties of the Buyer contained in Section 4 shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2. Payment of Purchase Price. Buyer shall have delivered to the Sellers the Purchase Price in accordance with the provisions of Section 1.

6.3. Payment of Debt. At the time of closing, Buyer shall pay-off the Company’s Debt in full.

6.4. Litigation. No action or proceeding before any governmental body shall have been instituted or threatened to restrain or prohibit the sale of the Purchased Shares.

6.5. Performance. The Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

7. MISCELLANEOUS.

7.1. Survival of Warranties. The representations, warranties and covenants of the Company, Sellers and the Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Buyer, its counsel or the Company, as the case may be.

7.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.3. Governing Law. This Agreement shall be governed by and construed under the internal laws of the Peoples Republic of China, without reference to principles of conflict of laws or choice of laws.

7.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5. No Finder’s Fees. Neither the Buyer, the Sellers, the Company, or any shareholder, officer, director, or employee of the Buyer, the Sellers or the Company (i) employed any broker or finder, or (ii) incurred any liability whatsoever, for any brokerage fees, commissions, or finder’s fees in connection with the transaction contemplated hereby.

7.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Sellers and the Buyer.

7.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.8. Entire Agreement. This Agreement, together with the schedule hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

7.9. Further Assurances. From and after the date of this Agreement, upon the request of any party, the Buyer, the Sellers and/or the Company shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.

BUYER:

AGFEED INDUSTRIES, INC.,
a Nevada registered company

By:	/s/ Songyan Li
Name: Dr. Songyan Li
Title: Chairman

SELLERS:

By:	/s/ Huaping Yang
Name: Huaping Yang

By:	/s/ Hongyun Luo
Name: Hongyun Luo

COMPANY:

LUSHAN BREEDER PIG FARM CO., LTD
a Peoples Republic of China registered company

By:	/s/ Hongyun Luo
Name: Hongyun Luo
Title: Executive Director

LIST OF SCHEDULES

SCHEDULES

Schedule 1.0	Financial Statements as disclosed to Buyer’s Board of Directors and management